EXHIBIT 5 and 23(a)

Warner Norcross & Judd LLP
Attorneys at Law
900 Old Kent Building
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487
Telephone (616) 752-2000
Fax (616) 752-2500

October 27, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re:	Firstbank Corporation Registration Statement on Form S-8 Firstbank Corporation Employee Stock Purchase Plan of 1999

Dear Sir or Madam:

                We represent Firstbank Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 50,000 shares of the Company's common stock, $1 par value ("Common Stock").

                As counsel for the Company, we are familiar with its Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We also have reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                On the basis of the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be legally issued, fully paid and nonassessable.

Securities and Exchange Commission
October 27, 1999

_______________________________

                We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Employee Stock Purchase Plan of 1999.

WARNER NORCROSS & JUDD LLP By: /s/ Gordon R. Lewis Gordon R. Lewis A Partner